Exhibit (11) under N-1A
                                          Exhibit 23 under Item 601/Reg SK


               CONSENT OF EARNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the caption "Financial Highlights" in Post-Effective Amendment Number 3 to the Registration Statement (Form N-1A Number 33-63621) and the related Prospectus of FTI Funds (comprising , FTI Small Capitalization Equity Fund, FTI International Equity Fund, FTI International Bond Fund, and FTI Global Bond Fund) and to the incorporation therein of our report dated January 26, 1998 with respect to the financial statements included in the Annual Report of FTI Funds for the year ended November 30, 1997.



By: /S/ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
January 27, 1998